Exhibit 99.1

Remedent Reports Fourth Quarter and Year End Results and to
Host a Conference Call at 10 AM EST, Tuesday, July 19, 2011

Gent, Belgium—(marketwire-07/15/2011)-Remedent, Inc. (OTC.BB:REMI-News), an international company specializing in research, development, and manufacturing of oral care and cosmetic dentistry products, reported results for the fourth quarter and for the year ended March 31, 2011 (in US Dollars).

Net sales for the fourth quarter increased 17% to $2.8 million from $2.4 million in the same year ago quarter. The increase in sales is attributable to increased sales in Asia.

Loss from operations in the fourth quarter was a loss of $933,000 compared to a loss of $462,330 in the same year ago quarter.

Net sales for the year increased by $4.25 million 52% to $12.5 million in the year ended March 31, 2011 as compared to $8.25 million of sales in the year ended March 31, 2010. Net loss for the year ended March 31, 2011 was $1.5 million or $ (.08) per share, as compared with a loss of $2.4 million, or $ (0.12) per share for the year ended March 31, 2010.

Cash and Cash equivalents totaled $1.6 million at March 31, 2011 as opposed to $614,000 at March 31, 2010.

Management Commentary:

“Our investment in our Chinese operations continues to exceed our expectations. For the year ended March 31, 2011, Glamsmile Asia generated approximately $850 thousand dollars in net income prior to tax. We anticipate further growth in China as a new fourth studio is expected to open in Wenzhou, China  in September, 2011.

Our net loss for the year was negatively impacted by an impairment loss of $750,000 for Soca Networks Singapore, an investment made in a production facility to produce our Glamsmile veneers. The investment was made in two installments of $375,000 each, with the last payment being made in March 2008. Since management believes that the time-frame for recovery cannot be predicted with any certainty and as a result we took a 100% impairment allowance at year-end. In addition to this, our results were also impacted by the write off of approximately $100,000 for certain patents which are unrelated to our veneer market and current strategic plan.  In addition, our results also reflect a deferred revenue of $475,250 for an advance payment we received for veneers. Upon delivery of the veneers, the cost of goods sold will be recorded and the revenue recognized.

For the remainder of the fiscal year, management intends to focus its efforts and resources on expanding and developing its Chinese operations, where it sees growth and potential. This focus may include changing the name of our entity from Remedent Inc., to Glamsmile Inc., and seeking additional board members who have relevant experience with our business, particularly in the dental market in Asia.  In addition, management intends to focus on reducing current and future corporate overhead expenses, by consolidating some of its operations and repositioning the strategy of its USA and European operations on establishing revenue streams through royalty agreements for its products.

We certainly are looking forward to getting Glamsmile Asia positioned as one of the leading dental brands luxury brands in China as well as the neighboring  nearby other emerging Asian markets” said Guy De Vreese the CEO of Remedent.

Conference Call Information:

Remedent will host a conference call on Tuesday, July 19, 2011 at 10:00 a.m. Eastern Standard Time (7:00 a.m. Pacific Standard Time) to discuss these results and its strategic plans for the future. A question and answer session will follow management’s presentation.

To participate in this call, dial the appropriate number 5-10 minutes prior to the start time.
Date: Tuesday, July 19, 2011
Time: 10:00 a.m. Eastern Standard Time. (7:00 a.m. Pacific Standard Time)
Dial in Number: 1-866-226-1792

A telephone replay of the call will be available until August 15, 2011
Toll Free Replay Number: 1-800-408-3053
Replay Password: 6787766

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Forward-Looking Statements

Statements in this press release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Remedent's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," "projects," "project," to be uncertain and forward-looking. Actual results could differ materially because of factors such as Remedent's ability to achieve the synergies and value creation contemplated by the proposed transaction. For further information regarding risks and uncertainties associated with Remedent's business, please refer to the risk factors described in Remedent's filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. We undertake no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended March 31,
	2011	2010
Net sales	$12,581,708	$8,247,940
Cost of sales	3,947,699	4,322,680
Gross profit	8,634,009	3,925,260
Operating Expenses
Research and development	429,244	271,195
Sales and marketing	2,220,686	1,352,260
General and administrative	4,972,982	4,524,324
Depreciation and amortization	779,883	726,499
TOTAL OPERATING EXPENSES	8,402,795	6,874,278
OPERATING INCOME (LOSS)	231,214	(2,949,018)
NON-OPERATING (EXPENSE) INCOME
Impairment of long-term investments and advances	(750,000)	—
Warrants issued pursuant to Distribution Agreements	—	(168,238)
Interest expense	(260,235)	(171,364)
Interest income	159,289	170,244
TOTAL OTHER INCOME (EXPENSES)	(850,946)	(169,358)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(619,732)	(3,118,376)
Income tax expense	(220,297)	(14,242)
NET INCOME (LOSS)	(840,029)	(3,132,618)
NET INCOME (LOSS) ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(707,146)	(782,703)
NET LOSS ATTRIBUTABLE TO REMEDENT INC. Common Stockholders	$(1,547,175)	$(2,349,915)
LOSS PER SHARE
Basic and fully diluted	$(0.08)	$(0.12)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and fully diluted	19,995,969	19,995,969

Net Loss attributable to Remedent, Inc. common shareholders	$(1,547,175)	$(2,349,915)
OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustment	(184,890)	(9,464)
Total Other Comprehensive loss	(1,732,065)	(2,359,379)

LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	21,996	7,130

COMPREHENSIVE (LOSS) ATTRIBUTABLE TO REMEDENT, INC. common shareholders	$(1,710,069)	$(2,366,509)

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	March 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,662,520	$613,466
Accounts receivable, net of allowance for doubtful accounts of $28,975 at March 31, 2011 and $65,845 at March 31, 2010	2,764,651	806,931
Inventories, net	2,164,046	2,161,692
Prepaid expense	762,953	920,487
Total current assets	7,354,170	4,502,576
PROPERTY AND EQUIPMENT, NET	1,401,735	1,735,719
OTHER ASSETS
Long term investments and advances	—	750,000
Patents, net	166,746	246,992
Goodwill	699,635	699,635
Total assets	$9,622,286	$7,934,922
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion, long term debt	$184,679	$215,489
Line of Credit	2,160,674	674,600
Short term loan	400,000	—
Accounts payable	1,744,253	1,932,684
Accrued liabilities	1,256,148	491,536
Deferred revenue	475,250	—
Due to related parties	95,354	268,484
Total current liabilities	6,316,358	3,582,793
Long term debt less current portion	273,557	425,882
Total liabilities	6,589,915	4,008,675

EQUITY:
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 19,995,969 shares issued and outstanding at March 31, 2011 and March 31, 2010 respectively)	19,996	19,996
Treasury stock, at cost; 723,000 shares outstanding at March 31, 2011 and March 31, 2010 respectively	(831,450)	(831,450)
Additional paid-in capital	24,855,883	24,742,201
Accumulated deficit	(21,113,118)	(19,565,943)
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	(834,949)	(650,059)
Obligation to issue shares	97,500	97,500
Total Remedent, Inc. stockholders’ equity	2,193,862	3,812,245
Non-controlling interest	838,509	114,002
Total stockholders’ equity	3,032,371	3,926,247
Total liabilities and equity	$9,622,286	$7,934,922